UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 2, 2008
Genelabs Technologies, Inc.

(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California	94063

(Address of principal executive offices) (	Zip Code)

Registrant’s telephone number, including area code	(650) 369-9500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     Kenneth E. Schwartz, M.D. announced his resignation as Vice President, Medical Affairs of Genelabs Technologies, Inc. (“Registrant”), effective October 2, 2008. The Registrant and Dr. Schwartz intend to enter into a consulting agreement, the details of which will subsequently be made available under an amendment to this Form 8-K. The Registrant does not otherwise intend to seek a replacement for this position at this time.
     A copy of the letter agreement providing continued health care benefits to Dr. Schwartz by the Registrant is filed with this Current Report on Form 8-K as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description

99.01	Letter Agreement Between the Registrant and Kenneth E. Schwartz, M.D., dated October 2, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.
Date: October 7, 2008	By:	/s/ Frederick W. Driscoll
		Name:	Frederick W. Driscoll
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.01	Letter Agreement Between the Registrant and Kenneth E. Schwartz, M.D., dated October 2, 2008